77-Q
LMP MONEY MARKET TRUST
WA MONEY MARKET FUND (N4H0)


SUBADVISORY AGREEMENT


       This SUBADVISORY AGREEMENT (Agreement) is
"made this 13th day of April, 2007, by and between "
"Legg Mason Partners Fund Advisor, LLC, a Delaware "
"limited liability company (the Manager), and "
"Western Asset Management Company, a California " corporation (the Subadviser).

"       WHEREAS, the Manager has been retained by Legg "
"Mason Partners Money Market Trust (the Trust), a "
Maryland business trust registered as a management investment company under the Investment Company Act
"of 1940, as amended (the 1940 Act) to provide "
"investment advisory, management, and administrative " services to the Trust with respect to certain series of the Trust; and

"       WHEREAS, the Manager wishes to engage the "
Subadviser to provide certain investment advisory services to the Trust with respect to the series of the Trust designated in Schedule A annexed hereto
(the Fund) and Subadviser is willing to furnish such services on the terms and conditions hereinafter set forth;

"       NOW THEREFORE, in consideration of the promises "
"and mutual covenants herein contained, it is agreed " as follows:

1	In accordance with and subject to the
Management Agreement between the Trust and the Manager with respect to the Fund (the Management
"Agreement), the Manager hereby appoints the "
Subadviser to act as Subadviser with respect to the Fund for the period and on the terms set forth in this Agreement. The Subadviser accepts such appointment and agrees to render the services herein
"set forth, for the compensation herein provided."

2	The Manager shall cause the Subadviser to
be kept fully informed at all times with regard to "the securities owned by the Fund, its funds "
"available, or to become available, for investment, " and generally as to the condition of the Funds affairs. The Manager shall furnish the Subadviser with such other documents and information with regard to the Funds affairs as the Subadviser may from time to time reasonably request.

3	(a)	Subject to the supervision of the
Trusts Board of Trustees (the Board) and the
"Manager, the Subadviser shall regularly provide the "
Fund with respect to such portion of the Funds assets as shall be allocated to the Subadviser by the Manager from time to time (the Allocated Assets)
"with investment research, advice, management and " supervision and shall furnish a continuous investment program for the Allocated Assets consistent with the "Funds investment objectives, policies and "
"restrictions, as stated in the Funds current "
Prospectus and Statement of Additional Information.
"The Subadviser shall, with respect to the Allocated "
"Assets, determine from time to time what securities "
"and other investments will be purchased (including, "
"as permitted in accordance with this paragraph, swap "
"agreements, options and futures), retained, sold or " exchanged by the Fund and what portion of the Allocated Assets will be held in the various securities and other investments in which the Fund
"invests, and shall implement those decisions "
(including the execution of investment
"documentation), all subject to the provisions of the "
Trusts Declaration of Trust and By-Laws
"(collectively, the Governing Documents), the 1940 "
"Act, and the applicable rules and regulations " promulgated thereunder by the Securities and Exchange
Commission (the SEC) and interpretive guidance issued thereunder by the SEC staff and any other
"applicable federal and state law, as well as the "
"investment objectives, policies and restrictions of "
"the Fund referred to above, and any other specific " policies adopted by the Board and disclosed to the Subadviser. The Subadviser is authorized as the agent of the Trust to give instructions with respect to the Allocated Assets to the custodian of the Fund as to deliveries of securities and other investments and payments of cash for the account of the Fund. Subject
"to applicable provisions of the 1940 Act, the " investment program to be provided hereunder may entail the investment of all or substantially all of the assets of a Fund in one or more investment companies. The Subadviser will place orders pursuant to its investment determinations for the Fund either directly with the issuer or with any broker or "dealer, foreign currency dealer, futures commission " merchant or others selected by it. In connection with the selection of such brokers or dealers and the "placing of such orders, subject to applicable law, " brokers or dealers may be selected who also provide brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange
"Act of 1934, as amended (the Exchange Act)) to the "
Fund and/or the other accounts over which the Subadviser or its affiliates exercise investment discretion. The Subadviser is authorized to pay a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for the Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Subadviser determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer. This determination may be viewed in terms of either that particular transaction or the overall responsibilities which the Subadviser and its affiliates have with respect to accounts over which they exercise investment discretion. The Board may adopt policies and procedures that modify and restrict the Subadvisers authority regarding the execution of the Funds portfolio transactions provided herein. The Subadviser shall exercise voting
"rights, rights to consent to corporate action and any " other rights pertaining to the Allocated Assets
"subject to such direction as the Board may provide, " and shall perform such other functions of investment management and supervision as may be directed by the Board. The Subadviser may execute on behalf of the "Fund certain agreements, instruments and documents in " connection with the services performed by it under "this Agreement. These may include, without "
"limitation, brokerage agreements, clearing "
"agreements, account documentation, futures and "
"options agreements, swap agreements, other investment "
"related agreements, and any other agreements, " documents or instruments the Subadviser believes are appropriate or desirable in performing its duties under this Agreement.

              (b)	The Fund hereby authorizes any
entity or person associated with the Subadviser which is a member of a national securities exchange to effect any transaction on the exchange for the account of the Fund which is permitted by Section
11(a) of the Exchange Act and Rule 11a2-2(T)
"thereunder, and the Fund hereby consents to the " retention of compensation for such transactions in accordance with Rule 11a2-2(T)(a)(2)(iv).
"Notwithstanding the foregoing, the Subadviser agrees "
"that it will not deal with itself, or with members of "
"the Board or any principal underwriter of the Fund, " as principals or agents in making purchases or sales of securities or other property for the account of "the Fund, nor will it purchase any securities from an " underwriting or selling group in which the Subadviser
"or its affiliates is participating, or arrange for " purchases and sales of securities between the Fund and another account advised by the Subadviser or its "affiliates, except in each case as permitted by the "
1940 Act and in accordance with such policies and procedures as may be adopted by the Fund from time to "time, and will comply with all other provisions of " the Governing Documents and the Funds then-current
Prospectus and Statement of Additional Information relative to the Subadviser and its directors and officers.

4	The Subadviser may delegate to any other
"one or more companies that the Subadviser controls, "
"is controlled by, or is under common control with, or "
"to specified employees of any such companies, certain "
"of the Subadvisers duties under this Agreement, " provided in each case the Subadviser will supervise the activities of each such entity or employees
"thereof, that such delegation will not relieve the "
Subadviser of any of its duties or obligations under this Agreement and provided further that any such arrangements are entered into in accordance with all applicable requirements of the 1940 Act.

5	The Subadviser agrees that it will keep
records relating to its services hereunder in "accordance with all applicable laws, and in " compliance with the requirements of Rule 31a-3 under "the 1940 Act, the Subadviser hereby agrees that any " records that it maintains for the Fund are the "property of the Fund, and further agrees to surrender " promptly to the Fund any of such records upon the Funds request. The Subadviser further agrees to arrange for the preservation of the records required to be maintained by Rule 31a-1 under the 1940 Act for the periods prescribed by Rule 31a-2 under the 1940
Act.

6	(a)	"The Subadviser, at its expense, "
"shall supply the Board, the officers of the Trust, " and the Manager with all information and reports reasonably required by them and reasonably available to the Subadviser relating to the services provided by the Subadviser hereunder.

              (b)	The Subadviser shall bear all
"expenses, and shall furnish all necessary services, "
"facilities and personnel, in connection with its " responsibilities under this Agreement. Other than as "herein specifically indicated, the Subadviser shall "
"not be responsible for the Funds expenses, "
"including, without limitation, advisory fees; " distribution fees; interest; taxes; governmental fees; voluntary assessments and other expenses incurred in connection with membership in investment company organizations; organization costs of the "Fund; the cost (including brokerage commissions, "
"transaction fees or charges, if any) in connection " with the purchase or sale of the Funds securities and other investments and any losses in connection
"therewith; fees and expenses of custodians, transfer "
"agents, registrars, independent pricing vendors or " other agents; legal expenses; loan commitment fees;
expenses relating to share certificates; expenses relating to the issuing and redemption or repurchase of the Funds shares and servicing shareholder accounts; expenses of registering and qualifying the Funds shares for sale under applicable federal and "state law; expenses of preparing, setting in print, " printing and distributing prospectuses and statements of additional information and any supplements
"thereto, reports, proxy statements, notices and " dividends to the Funds shareholders; costs of stationery; website costs; costs of meetings of the "Board or any committee thereof, meetings of " shareholders and other meetings of the Fund; Board
"fees; audit fees; travel expenses of officers, "
"members of the Board and employees of the Fund, if " any; and the Funds pro rata portion of premiums on any fidelity bond and other insurance covering the "Fund and its officers, Board members and employees; " litigation expenses and any non-recurring or "extraordinary expenses as may arise, including, "
"without limitation, those relating to actions, suits " or proceedings to which the Fund is a party and the legal obligation which the Fund may have to indemnify the Funds Board members and officers with respect thereto.

7	"No member of the Board, officer or "
employee of the Trust or Fund shall receive from the Trust or Fund any salary or other compensation as "such member of the Board, officer or employee while "
"he is at the same time a director, officer, or " employee of the Subadviser or any affiliated company
"of the Subadviser, except as the Board may decide. "
"This paragraph shall not apply to Board members, "
"executive committee members, consultants and other " persons who are not regular members of the Subadvisers or any affiliated companys staff.

8	As compensation for the services
"performed by the Subadviser, including the services "
"of any consultants retained by the Subadviser, the "
Manager shall pay the Subadviser out of the "management fee it receives with respect to the Fund, "
"and only to the extent thereof, as promptly as "
"possible after the last day of each month, a fee, " computed daily at an annual rate set forth on Schedule A annexed hereto. The first payment of the fee shall be made as promptly as possible at the end of the month succeeding the effective date of this "Agreement, and shall constitute a full payment of the " fee due the Subadviser for all services prior to that date. If this Agreement is terminated as of any date
"not the last day of a month, such fee shall be paid " as promptly as possible after such date of "termination, shall be based on the average daily net "
"assets of the Fund or, if less, the portion thereof " comprising the Allocated Assets in that period from the beginning of such month to such date of "termination, and shall be that proportion of such " average daily net assets as the number of business days in such period bears to the number of business days in such month. The average daily net assets of the Fund or the portion thereof comprising the Allocated Assets shall in all cases be based only on business days and be computed as of the time of the regular close of business of the New York Stock
"Exchange, or such other time as may be determined by " the Board.

9	The Subadviser assumes no responsibility
under this Agreement other than to render the "services called for hereunder, in good faith, and " shall not be liable for any error of judgment or "mistake of law, or for any loss arising out of any " investment or for any act or omission in the "execution of securities transactions for the Fund, " provided that nothing in this Agreement shall protect the Subadviser against any liability to the Manager or the Fund to which the Subadviser would otherwise
"be subject by reason of willful misfeasance, bad "
"faith, or gross negligence in the performance of its " duties or by reason of its reckless disregard of its obligations and duties hereunder. As used in this "Section 9, the term Subadviser shall include any " affiliates of the Subadviser performing services for the Trust or the Fund contemplated hereby and the "partners, shareholders, directors, officers and " employees of the Subadviser and such affiliates.

10	Nothing in this Agreement shall limit or
"restrict the right of any director, officer, or " employee of the Subadviser who may also be a Board
"member, officer, or employee of the Trust or the "
"Fund, to engage in any other business or to devote " his time and attention in part to the management or "other aspects of any other business, whether of a "
"similar nature or a dissimilar nature, nor to limit " or restrict the right of the Subadviser to engage in "any other business or to render services of any kind, " including investment advisory and management
"services, to any other fund, firm, individual or " association. If the purchase or sale of securities consistent with the investment policies of the Fund or one or more other accounts of the Subadviser is "considered at or about the same time, transactions in " such securities will be allocated among the accounts in a manner deemed equitable by the Subadviser. Such
"transactions may be combined, in accordance with "
"applicable laws and regulations, and consistent with " the Subadvisers policies and procedures as presented to the Board from time to time.

11	"For the purposes of this Agreement, the "
Funds net assets shall be determined as provided in the Funds then-current Prospectus and Statement
"of Additional Information and the terms assignment, "
"interested person, and majority of the outstanding " voting securities shall have the meanings given to "them by Section 2(a) of the 1940 Act, subject to such "
"exemptions as may be granted by the SEC by any rule, " regulation or order.

12	This Agreement will become effective with
respect to the Fund on the date set forth opposite
"the Funds name on Schedule A annexed hereto, " provided that it shall have been approved by the "Trusts Board and, if so required by the 1940 Act, by " shareholders of the Fund in accordance with the "requirements of the 1940 Act and, unless sooner "
"terminated as provided herein, will continue in "
"effect through November 30, 2007.  Thereafter, if not "
"terminated, this Agreement shall continue in effect "
"with respect to the Fund, so long as such continuance " is specifically approved at least annually (i) by the Board or (ii) by a vote of a majority of the "outstanding voting securities of the Fund, provided " that in either event the continuance is also approved by a majority of the Board members who are not "interested persons of any party to this Agreement, by " vote cast in person at a meeting called for the purpose of voting on such approval.

13	This Agreement is terminable with respect
to the Fund without penalty by the Board or by vote of a majority of the outstanding voting securities of "the Fund, in each case on not more than 60 days nor "
"less than 30 days written notice to the Subadviser, " or by the Subadviser upon not less than 90 days
"written notice to the Fund and the Manager, and will " be terminated upon the mutual written consent of the Manager and the Subadviser. This Agreement shall terminate automatically in the event of its assignment by the Subadviser and shall not be assignable by the Manager without the consent of the Subadviser.

14	The Subadviser agrees that for any claim
by it against the Fund in connection with this Agreement or the services rendered under this "Agreement, it shall look only to assets of the Fund " for satisfaction and that it shall have no claim against the assets of any other portfolios of the Trust.

15	No provision of this Agreement may be
"changed, waived, discharged or terminated orally, but " only by an instrument in writing signed by the party
"against which enforcement of the change, waiver, "
"discharge or termination is sought, and no material " amendment of the Agreement shall be effective until "approved, if so required by the 1940 Act, by vote of " the holders of a majority of the Funds outstanding voting securities.

16	"This Agreement, and any supplemental "
"terms contained on Annex I hereto, if applicable, " embodies the entire agreement and understanding
"between the parties hereto, and supersedes all prior " agreements and understandings relating to the subject matter hereof. Should any part of this Agreement be "held or made invalid by a court decision, statute, "
"rule or otherwise, the remainder of this Agreement " shall not be affected thereby. This Agreement shall be binding on and shall inure to the benefit of the parties hereto and their respective successors.

17	This Agreement shall be construed and the
provisions thereof interpreted under and in accordance with the laws of the State of New York.


[signature page to follow]


"IN WITNESS WHEREOF, the parties hereto have "
caused this Agreement to be executed by their
officers thereunto duly authorized.
LEGG MASON
PARTNERS FUND
"ADVISOR, LLC"
By:
	___________
_________________
___
       Name:
       Title:
WESTERN ASSET
MANAGEMENT
COMPANY
By:
	___________
_________________
___
       Name:
       Title:

       The foregoing is acknowledged:

       The undersigned officer of the Trust has
executed this Agreement not individually but in
his/her capacity as an officer of the Trust. The
"Trust does not hereby undertake, on behalf of the "
"Fund or otherwise, any obligation to the Subadviser."
LEGG MASON
PARTNERS MONEY
MARKET TRUST
By:
	___________
_________________
___
       Name:
       Title:


ANNEX I


Not applicable.




SCHEDULE A
Western Asset Money Market Fund
Date:
13-Apr-07
Fee:
"The sub-advisory fee will be 70% of the management fee, paid to Legg Mason " "Partners Fund Advisor, LLC, net of expense waivers and reimbursements."


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